Exhibit 10.2

THIRD AMENDMENT TO AMENDED AND RESTATED

CREDIT AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of July 8, 2019, is entered into by and among PETIQ, LLC, an Idaho limited liability company (“PetIQ”), the other Credit Parties signatory hereto (collectively with PETIQ, the “Borrowers”), the LENDERS signatory hereto, and EAST WEST BANK, a California banking corporation, as Administrative Agent for the Lenders (in such capacity, “Administrative Agent”), with reference to the following facts:

RECITALS

A. The Borrowers, the Lenders, and Administrative Agent are parties to an Amended and Restated Credit Agreement dated as of January 17, 2018, as amended by the First Amendment to Amended and Restated Credit Agreement and Joinder dated as of August 9, 2018 and the Second Amendment to Amended and Restated Credit Agreement dated as of March 25, 2019, and as supplemented by the Consent Agreement dated as of October 17, 2018, the Joinder No. 1 to Amended and Restated Credit Agreement dated as of December 10, 2018 and the consent letter dated May 7, 2019 from Administrative Agent to Borrower Representative (collectively, the “Credit Agreement”) and certain other related Loan Documents, pursuant to which the Lenders provide the Borrowers a revolving credit facility with sub-facilities for letters of credit and swing line loans.

B. The parties hereto desire to amend the Credit Agreement as set forth below.

NOW, THEREFORE, the parties hereby agree as follows:

1. Defined Terms. All initially capitalized terms used in this Amendment (including in the recitals hereto) without definition shall have the respective meanings set forth for such terms in the Credit Agreement.

2. Reduction of Applicable Margin for Eurodollar Rate Loans. Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Applicable Margin” so that it reads in full as follows:

“Applicable Margin” means (a) with respect to Revolving Credit Loans that are Base Rate Loans, 0.00% and (b) with respect to Revolving Credit Loans that are Eurodollar Rate Loans, 1.75%.

3. Extension of Maturity Date. Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Maturity Date” so that it reads in full as follows:

“Maturity Date” means July 8, 2024.

4. Increase in Revolving Credit Commitments.

(a) Amendment of Definition of Revolving Credit Facility. Section 1.01 is hereby amended by amending and restating the definition of “Revolving Credit Facility” so that it reads in full as follows:

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Commitments at such time. As of the Third Amendment Effective Date, the Revolving Credit Facility is $110,000,000.

(b) Amendment of Schedule of Commitments. Schedule 2.01 to the Credit Agreement is hereby amended and restated to read in full as set forth on Schedule 2.01 to this Amendment.

(c) Amendment of Borrowing Base Certificate. Exhibit F to the Credit Agreement is hereby amended and restated to read in full as set forth on Exhibit F to this Amendment.

5. Amendment of Early Termination Fee. Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Early Revolving Credit Facility Termination Fee” so that it reads in full as follows:

“Early Revolving Credit Facility Termination Fee” means an early termination fee that the Borrowers shall pay to the Revolving Credit Lenders concurrently with the reduction or termination of Revolving Credit Commitments and related payment of Revolving Credit Loans prior to the Maturity Date of the Revolving Credit Facility, whether as a result of acceleration, whether voluntary or mandatory or otherwise, in an amount equal to, as applicable: (a) 1.50% of the principal amount of the Revolving Credit Commitments reduced or terminated and the related payment of Revolving Credit Loans to the extent such reduction or termination occurs on or before the one-year anniversary of the Third Amendment Effective Date; (b)1.00% of the principal amount of the Revolving Credit Commitments reduced or terminated and the related payment of Revolving Credit Loans to the extent such payment, reduction or termination occurs after the one-year anniversary of the Third Amendment Effective Date and prior to the second-year anniversary of the Third Amendment Effective Date; (c) 0.50% of the principal amount of the Revolving Credit Commitments reduced or terminated and the related payment of Revolving Credit Loans to the extent such payment, reduction or termination occurs or or after the second-year anniversary of the Third Amendment Effective Date and prior to the third-year anniversary of the Third Amendment Effective Date; or (d) 0.25% of the principal amount of the Revolving Credit Commitments reduced or terminated and the related payment of Revolving Credit Loans to the extent such payment, reduction or termination occurs on or after the third-year anniversary of the Third Amendment Effective Date; provided, that such payment shall be accompanied by a commensurate permanent reduction or termination of the Revolving Credit Facility and provided, further, that no such fee shall be due in the event the Revolving Credit Facility is refinanced in full with East West Bank or an Affiliate thereof.

6. Increase in Accordion Facility. Section 2.22(a) of the Credit Agreement is hereby amended by deleting the reference therein to “$75,000,000” and by adding therein a reference to “$125,000,000.”

7. Addition of Definition of Third Amendment Effective Date. Section 1.01 of the Credit Agreement is hereby amended and supplemented by adding therein a definition of “Third Amendment Effective Date” as follows:

“Third Amendment Effective Date” means July 8, 2019.

8. Amendment of Trigger for Weekly Collateral Reporting. Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Weekly Collateral Reporting Trigger Period” so that it reads in full as follows:

“Weekly Collateral Reporting Trigger Period” means the period (a) commencing upon the day that Overall Excess Availability has been less than $11,000,000 for three (3) consecutive Business Days and (b) continuing until the day that both (i) no Event of Default has occurred and is continuing and (ii) Overall Excess Availability has been greater than $11,000,000 for thirty (30) consecutive calendar days.

9. Springing Fixed Charge Coverage Ratio Covenant.

(a) Addition of Definition of Financial Covenant Testing Period. Section 1.01 of the Credit Agreement is hereby amended and supplemented by adding therein a definition of “Financial Covenant Testing Period” as follows:

“Financial Covenant Testing Period” means the period (a) commencing upon the day that Overall Excess Availability has been less than $22,000,000 for three (3) consecutive Business Days and (b) continuing until the day that both (i) no Event of Default has occurred and is continuing and (ii) Overall Excess Availability has been greater than $22,000,000 for thirty (30) consecutive calendar days.

(b) Amendment to Fixed Charge Coverage Ratio Covenant. Section 7.13 of the Credit Agreement is hereby amended and restated to read in full as follows:

“7.13 Fixed Charge Coverage Ratio. During a Financial Covenant Testing Period only, the Credit Parties shall not permit the Consolidated Fixed Charge Coverage Ratio, determined as of the last day of any Fiscal Quarter during such Financial Covenant Testing Period, to be less than 1.10 to 1.00.

10. Elimination of First Lien Net Leverage Ratio Covenant.

(a) Deletion of Definition of First Lien Net Leverage Ratio. Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “First Lien Net Leverage Ratio” in its entirety.

(b) Deletion of First Lien Net Leverage Ratio Covenant. Section 7.15 of the Credit Agreement is hereby amended and restated to read in full as follows:

“7.15 [Reserved].”

11. Amendment of Definition of Terrm Credit Agreement. Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Term Credit Agreement” so that it reads in full as follows:

“Term Credit Agreement” means that certain Amended and Restated Term Loan Credit Agreement, dated as of the Third Amendment Effective Date among PETIQ, Ares Capital Corporation, as administrative agent, and each other party thereto from time to time, as may be amended, amended and restated or otherwise modified from time to time in accordance with the terms thereof.

12. Amendment of Indebtedness Negative Covenant. Section 7.02(c) of the Credit Agreement is hereby amended and restated to read in full as follows:

“(c) Indebtedness of the Credit Parties under the Term Credit Agreement and any Permitted Refinancing thereof;”

13. Amendment of Form of Compliance Certificate. Exhibit D to the Credit Agreement is hereby amended and restated to read in full as set forth on Exhibit D to this Amendment ((changes to the text of Exhibit D are indicated with a ~~strikethrough~~ or in bold, italicized and underscored type).

14. Commitment Fee. In consideration of the agreement of the Lenders to increase their respective Revolving Credit Commitments pursuant to this Amendment, on the date hereof, the Borrowers shall pay to the Administrative Agent, for the ratable benefit of the Lenders, a one-time commitment fee of $275,000.

15. Conditions Precedent. The effectiveness of this Amendment shall be subject to the satisfaction of each of the following conditions:

(a) This Amendment. Administrative Agent shall have received this Amendment, duly executed by the Borrowers, the Lenders, and Administrative Agent;

(b) Officer’s Certificate. Administrative Agent shall have received certificates attaching resolutions of the respective boards of directors, boards of managers or other applicable governing bodies of the Borrowers that authorize the Borrowers’ incurrence of the additional indebtedness contemplated hereunder;

(c) Term Loan Refinancing Documents. Administrative Agent shall have received a copy of the fully executed loan documents relating to the Permitted Refinancing of the Term Loan, including, without limitation, the Term Credit Agreement, and the maturity date of the Term Loan shall be at least six (6) months after the Maturity Date of the Obligations; and

(d) Fees. Administrative Agent shall have received payment of (i) the fee payable pursuant to Section 13 of this Amendment and (ii) the fees set forth in a separate letter agreement between Administrative Agent and the Borrowers dated as of the date hereof.

16. General Amendment Provisions.

A. The Credit Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its terms, and Borrowers hereby ratify and confirm the Credit Agreement in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, an amendment to, or a consent to a deviation from, any right, power, or remedy of Administrative Agent or the Lender under the Credit Agreement or any other Loan Document, as in effect prior to the date hereof.

B. The Borrowers represent and warrant to Administrative Agent and the Lenders that the representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date of this Amendment (except for representations and warranties that expressly relate to an earlier date, which are true and correct in all material respects as of such earlier date) and that no Event of Default has occurred and is continuing.

C. This Amendment constitutes the entire agreement of the parties in connection with the subject matter hereof and cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties and negotiations regarding the subject matter hereof, if any, are merged into this Amendment.

D. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing this Amendment (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof.

E. This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws (as opposed to the conflicts of law principles) of the State of New York.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the undersigned have executed this Amendment by their respective duly authorized officers as of the date first above written.

The Borrowers:

PETIQ, LLC,
an Idaho limited liability company

By:	/s/ McCord Christensen
Name: McCord Christensen
Title: Chief Executive Officer

TRUE SCIENCE HOLDINGS, LLC, a Florida limited liability company

By:	/s/ McCord Christensen
Name: McCord Christensen
Title: Chief Executive Officer

TRURX LLC, an Idaho limited liability company

By:	/s/ McCord Christensen
Name: McCord Christensen
Title: Chief Executive Officer

TRU PRODIGY, LLC, a Texas limited liability company

By:	/s/ McCord Christensen
Name: McCord Christensen
Title: Chief Executive Officer

Third Amendment to Amended and Restated Credit Agreement

HBH ENTERPRISES LLC,
a Delaware limited liability company

By:	/s/ McCord Christensen
Name: McCord Christensen
Title: Chief Executive Officer

COMMUNITY VETERINARY CLINICS, LLC, a Delaware limited liability company

By:	/s/ McCord Christensen
Name: McCord Christensen
Title: Chief Executive Officer

PET SERVICES OPERATING, LLC, a Delaware limited liability company

By:	/s/ McCord Christensen
Name: McCord Christensen
Title: Chief Executive Officer

PAWSPLUS MANAGEMENT, LLC, a Delaware limited liability company

By:	/s/ McCord Christensen
Name: McCord Christensen
Title: Chief Executive Officer

VIP PETCARE, LLC, a Delaware limited liability company

By:	/s/ McCord Christensen
Name: McCord Christensen
Title: Chief Executive Officer

Third Amendment to Amended and Restated Credit Agreement

COMMUNITY CLINICS, INC.,
a California corporation

By:	/s/ McCord Christensen
Name: McCord Christensen
Title: Chief Executive Officer

Third Amendment to Amended and Restated Credit Agreement

The Agent, L/C Issuer and Swingline Lender:

EAST WEST BANK, as Administrative Agent, LC/Issuer and Swingline Lender

By:	/s/ David A. Lehner
David A. Lehner
Senior Vice President

Third Amendment to Amended and Restated Credit Agreement

The Syndication Agent:

KEYBANK NATIONAL ASSOCIATION, as Syndication Agent

By	/s/ Anthony Alexander
Name:	Anthony Alexander
Title:	Vice President

Third Amendment to Amended and Restated Credit Agreement

The Lenders:

EAST WEST BANK, as a Lender

By:	/s/ David A. Lehner
David A. Lehner
Senior Vice President

Third Amendment to Amended and Restated Credit Agreement

COMERICA BANK,
as a Lender

By	/s/ Diana Fanoni
Name:	Diana Fanoni
Title:	Assistant Vice President

Third Amendment to Amended and Restated Credit Agreement

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By	/s/ Anthony Alexander
Name:	Anthony Alexander
Title:	Vice President

Third Amendment to Amended and Restated Credit Agreement